EXHIBIT 4.2

IRREVOCABLE POWER OF ATTORNEY

WHEREAS:

A. The undersigned stockholder (the “Selling Stockholder”) of KingsCrowd, Inc., a Delaware corporation (the “Company”), wishes to offer up to 1,000,000 shares (the “Offered Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Class B Common Stock”), currently registered in its name pursuant to the Offering, as defined below.

B. The Selling Stockholder understands that the Company has filed with the Securities and Exchange Commission (the “Commission”) an Offering Statement (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering (the “Offering”) of up to 15,000,0000 shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”), which includes up to 13,000,0000 shares of Class A Common Stock being offered by the Company (the “Company Offered Shares”), the Offered Shares, and up to 1,000,000 shares of Class B Common Stock being offered by another existing stockholder in the Company, which such shares of Class B Common Stock, the such stockholder has agreed shall convert into a like number of shares of Class A Common Stock upon the sale thereof the Offering (the “Other Selling Stockholder” and the shares being offered by such Other Selling Stockholder, the “Other Selling Stockholder Shares”). The Offered Shares and the Other Selling Stockholder Shares may be referred to collectively in this instrument as the “Selling Stockholder Shares.” The Company Offered Shares and the Selling Stockholder Shares may be referred to collectively in this instrument as the “Offering Shares”.

C. The Selling Stockholder understands that [●] of the Company Offered Shares will first be allocated to issuance to the holders of certain outstanding Convertible Promissory Notes issued by the Company in 2020 and 2021 in the aggregate principal amount of $1,099,744 (the “2021 Notes”), upon conversion of the principal amount of such 2021 Notes and all interest accrued thereon, which together equal $[●] as of the date hereof, into Company Offered Shares at a price equal to 80% of the offering price of the Offering Shares (the “Conversion Shares”), and that the Company will not receive any cash proceeds from the issuance of the Conversion Shares.

D. The Selling Stockholder, the Other Selling Stockholder and the Company have agreed that the proceeds from the sale of Offering Shares remaining to be sold in the Offering after the sale and issuance of the Conversion Shares (the “Remaining Offering Shares”) will be allocated pro rata between the Company Offered Shares and the Selling Stockholder Shares and that the proceeds received from the sale of the Remaining Offering Shares will be distributed to the Company and the Selling Stockholders at each closing (“Closings”) on a pro rata basis in respect of the Offering on an ongoing basis, which such Closings shall occur in the sole discretion of the Company, until all of the Selling Stockholder Shares have been sold.

E. The Selling Stockholder, by executing and delivering this Irrevocable Power of Attorney (this “Agreement”), confirms the Selling Stockholder’s willingness and intent to sell the Offered Shares in the Offering if it is completed.

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NOW, THEREFORE, to induce the Company to enter into the Offering and to secure their performance, the Selling Stockholder agrees as follows:

1. Appointment of Attorneys-in-Fact; Grant of Authority. For purposes of effecting the sale of the Offered Shares pursuant to the Offering, the Selling Stockholder irrevocably makes, constitutes and appoints Christopher Lustrino and James Bordewick, and each of them, true and lawful agents and attorneys-in- fact of the Selling Stockholder (each, an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”), each with full power and authority, subject to the terms and provisions hereof, to act hereunder, individually, collectively, or through duly appointed successor attorneys-in-fact (it being understood that each Attorney- in-Fact shall have full power to make and substitute any executive officer of the Company in the place and stead of such Attorney-in-Fact (or, in the event of the death, disability or incapacity of any Attorney-in-Fact, any remaining Attorney-in-Fact may appoint a substitute therefor), and the Selling Stockholder hereby ratifies and confirms all that each Attorney-in-Fact or successor attorney-in-fact shall do pursuant to this Agreement), in his or their sole discretion (it being understood and agreed that the Attorneys-in-Fact may, unless otherwise specified herein, act individually), all as hereinafter provided, in the name of and for and on behalf of the Selling Stockholder, as fully as could the Selling Stockholder if present and acting in person, with respect to the following matters in connection with and necessary and incident to the registration and sale of the Selling Stockholder’s Shares in the Offering:

(a) to authorize and direct the Company, the Company’s Escrow Agent for the Offering, Prime Trust LLC (“Escrow Agent”), and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or any of them to effect the sale, transfer and disposition of any or all of the Selling Stockholder’s Offered Shares in the Offering as the Attorneys-in-Fact or any of them may, in their sole discretion, determine, including to direct the Escrow Agent with respect to:

(i) the transfer on the stock record books of the Company of the Offered Shares in order to effect such sale (including the names in which the Offered Shares are to be issued and the denominations thereof);

(ii) the delivery of the Offered Shares to investors in the Offering (“Investors”) with, if necessary, appropriate stock powers or other instruments of transfer duly endorsed or in blank against receipt by the Company of the purchase price to be paid therefor;

(iii) the payment by the Company (which payment may be made out of the proceeds of any sale of the Offered Shares) of the expenses1, if any, to be borne by the Selling Stockholder pursuant to the Offering and such other costs and expenses as are agreed upon by such Attorney-in-Fact to be borne by the Selling Stockholder (any expenses incurred on behalf of shall be apportioned among all shareholders and the Company on the basis of the respective number of shares of Common Stock to be sold by them pursuant to the Offering); an

(iv) the remittance to the Selling Stockholder of the balance of the proceeds from any sale of the Offered Shares

(b) to prepare, execute and deliver any and all documents (the “Offering Documents”) on behalf of the Selling Stockholder with respect to the Offering, with such insertions, changes, additions or deletions therein as the Attorneys-in-Fact or any of them, in their sole discretion, may determine to be necessary or appropriate (which may include a decrease, but not an increase, in the number of Offered Shares to be sold by the Selling Stockholder), and containing such terms as such Attorneys-in-Fact or any of them, shall determine, including the public offering price per share, the purchase price per share to be paid by Investors, and provisions concerning the Offering the execution and delivery of such documents by any Attorney-in-Fact to be conclusive evidence with respect to his or her approval thereof, including the making of all representations and agreements to be made by, and the exercise of all authority thereunder vested in, the Selling Stockholder, and to carry out and comply with each and all of the provisions of the Offering Documents;

(c) to take any and all actions that may be necessary or deemed to be advisable by the Attorneys-in- Fact, or any of them, in their sole discretion, with respect to the Offering, including, without limitation, approval of amendments to the Offering Statement or any preliminary prospectus, the execution, acknowledgment and delivery of any certificates, documents, undertakings, representations, agreements and consents, which may be required by the Commission, appropriate authorities of states or other jurisdictions or legal counsel or such certificates, documents, undertakings, representations, agreements and consents as may otherwise be necessary or appropriate in connection with the registration of the Common Shares of the Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the securities or blue sky laws of the various states and foreign jurisdictions or necessary to facilitate sales of the Offered Shares;

__________

1 Expenses will be payable to OpenDeal Broker, LLC, a registered broker-dealer, which receives a cash commission equal to 7% of the dollar value of the Offering Shares issued in exchange for providing the services described in the Offering Statement.

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(d) to take or cause to be taken any and all further actions, and to execute and deliver, or cause to be executed and delivered, any and all such certificates, instruments, reports, contracts, orders, receipts, notices, requests, applications, consents, undertakings, powers of attorney, instructions, certificates, letters and other writings, including communications to the Commission, documents, stock certificates and share powers and other instruments of transfer and closing as may be required to complete the Offering or as may otherwise be necessary or deemed to be advisable or desirable by the Attorneys- in-Fact, or any of them, in connection therewith, with such changes or amendments thereto as the Attorneys-in-Fact or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof), as may be necessary or deemed to be advisable or desirable by the Attorneys-in-Fact or any of them to effectuate, implement and otherwise carry out the transactions contemplated by Offering and this Agreement, or as may be necessary or deemed to be advisable or desirable by the Attorneys-in-Fact, or any of them, in connection with the registration of the Common Shares of the Company, pursuant to the Securities Act, the Exchange Act or the securities or blue sky laws of the various states and foreign jurisdictions, or the public offering thereof;

(e) if necessary, to endorse (in blank or otherwise) on behalf of the Selling Stockholder any certificate or certificates representing the Offered Shares that may be sold or a stock power or powers attached to such certificate or certificates.

2. Sole Authority of Attorneys-in-Fact and the Company. The Selling Stockholder agrees that each and any Attorney-in-Fact has the sole authority to agree with the Company (including any pricing or similar committee established by the Board of Directors of the Company) upon the price, provided that such price is not less than US$1.00 per share, at which the Shares will be sold to the public under the Offering. The Selling Stockholder further agrees that the Company may withdraw the Offering Statement and terminate the Offering at any time in its sole discretion for any reason whatsoever or for no reason, without any liability to the Selling Stockholder.

3. Irrevocability. The Selling Stockholder has conferred and granted the power of attorney and all other authority contained herein for the purpose of completing the Offering and in consideration of the actions of the Company in connection therewith. Therefore, the Selling Stockholder hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the fullest extent not prohibited by law, shall not be terminated by any act of the Selling Stockholder or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, disability, incapacity, revocation, termination, liquidation, dissolution, bankruptcy, dissolution of marital relationship or insolvency of the Selling Stockholder (or if more than one, either or any of them) or any similar event (including, without limiting the foregoing, the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, or the dissolution or liquidation of any corporation, partnership or other entity). If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Purchase Agreement and/or this Agreement, the Attorneys-in-Fact and the Escrow Agent are nevertheless authorized and directed to complete all of such transactions, including the delivery of the Selling Stockholder’s Shares to be sold to the Underwriters, as if such event had not occurred and regardless of notice thereof.

4. Representations, Warranties and Agreements. The Selling Stockholder represents and warrants to the Company that the following representations and warranties are true and complete in all material respects as of the date hereof, as of the date of qualification of the Offering Statement by the Commission, and as of each Closing, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. An entity will be deemed to have “knowledge” of a particular fact or other matter if one of such entity’s current officers, directors, managing member or any officer or director thereof, general partner or any officer or director thereof, or similar person of authority with respect to such Selling Stockholder has, or at any time had, actual knowledge of such fact or other matter:

(a) Authorization of Agreement. Selling Stockholder has all necessary power and authority, including corporate under all applicable provisions of law to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of Selling Stockholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

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(b) Title to the Shares. Selling Stockholder is the lawful owner of the Offered Shares, with good and marketable title thereto, and the Selling Stockholder has the absolute right to sell, assign, convey, transfer and deliver such Offered Shares and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Selling Stockholder to Investors, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to Investors of such Offered Shares, upon payment therefor, will (i) pass good and marketable title to such Offered Shares to the relevant Investor(s), free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Offered Shares.

(c) No Filings. No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Selling Stockholder in connection with the acceptance, delivery and performance by the Selling Stockholder of this Agreement or the sale and delivery of the Offered Shares of such Selling Stockholder being sold in the Offering, except (i) for such filings as may be required under Regulation A of the Securities Act of 1933, as amended, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder and the transactions contemplated hereby.

(d) No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(e) Non-Public Information. Selling Stockholder is not selling its Shares “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Offered Shares or the Company.

(f) Spousal Consent. The Selling Stockholder has caused his or her spouse to join in and consent to the terms of this Agreement by executing the Consent of Spouse in the form attached hereto as Exhibit B and this reference incorporated herein.

(g) Subsequent POA. Any subsequent power of attorney executed by the Selling Stockholder will expressly provide that the execution of such power of attorney will not revoke this Agreement.

The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorneys-in-Fact, the Company, the Escrow Agent and their respective legal counsel.

5. Release. Subject to the provisions of Section 7 hereof, the Selling Stockholder hereby agrees to release and does release the Attorneys-in-Fact and each of them and the Escrow Agent from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken, including but not limited to not proceeding with the Offering for any reason whatsoever, by the Attorneys-in- Fac or, the Escrow Agent pursuant hereto, except for their gross negligence, willful misconduct or bad faith.

6. Waiver. Subject to the provision of Section 7 hereof, the Selling Stockholder acknowledges and agrees that, by accepting payment for the Offered Shares purchased by Investors the Selling Stockholder forever releases and discharges the Company and its successors and assigns from any and all claims whatsoever that the Selling Stockholder now has, or may have in the future, arising out of, or related to the Offered Shares.

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7. Indemnification.

(a) The Selling Stockholder agrees to indemnify and hold harmless the Attorneys-in-Fact and the Escrow Agent and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement.

(b) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8. Termination. This Agreement shall terminate upon the earliest to occur of:

(a) the date, if any, on which the Offering Statement is withdrawn from the Commission; an

(b) the date on which the final Closing (to be determined in the sole discretion of the Company) in respect of the Offering in which Offered Shares are to be sold is consummated and the proceeds have been distributed to the Selling Stockholder, whether or not all the Offered Shares owned by the Selling Stockholder are sold in the Offering, subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them, or the Escrow Agent pursuant hereto prior to the termination of this Agreement.

Notwithstanding any such termination, the representations, warranties and covenants of the Selling Stockholder contained herein and the provisions of Sections 5, 6 and 7 hereof shall survive the sale and delivery of the Offered Shares and the termination of this Agreement and remain in full force and effect. Following any termination of this Agreement, the Attorneys-in-Fact, and the Escrow Agent shall have no further responsibilities or liabilities to the Selling Stockholder hereunder except to redeliver to the Selling Stockholder its Offered Shares not sold in the Offering and to distribute to the Selling Stockholder its portion of the net proceeds of the Offering, if any.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).

To Christopher Lustrino as Attorney-in-Fact: _________________________________________________________.

To James Bordewick as Attorney-in-Fact: ____________________________________________________________.

To the Company at: ____________________________________________________________________________.

To the Selling Stockholder at the addresses set forth in the stock records of the Company.

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10. Applicable Law. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the substantive laws of the State of Delaware.

11. Binding Effect. All authority herein conferred or agreed to be conferred shall survive the death, disability or incapacity of the Selling Stockholder, and this Agreement shall inure to the benefit of, and shall be binding upon, the Attorneys-in-Fact, the Selling Stockholder and the Selling Stockholder’s heirs, executors, administrators, successors and assigns. The Escrow Agent, the Company and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

12. Recitals. The recitals to this Agreement are incorporated herein by reference and shall be deemed to be a part of this Agreement.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which constituting an original but all of which together constituting one instrument.

14. Electronic Signature. This Agreement and any other certificates, documents, undertakings, representations, agreements or consents contemplated hereby or delivered in connection herewith, including, without limitation, the Purchase Agreement, may be executed by an electronic signature or electronic transmission as permitted under applicable law or regulation, and shall be deemed to be written, signed and dated for purposes of execution.

15. Partial Unenforceability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

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SELLING STOCKHOLDER

This Irrevocable Power of Attorney has been entered into as of ________________.

Very truly yours,

CHRISTOPHER LUSTRINO

ATTORNEYS-IN-FACT

Christopher Lustrino hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of _________________, 2021

Name: Christopher Lustrino

James Bordewick hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of _________________, 2021

Name: James Bordewick

THE COMPANY

This Irrevocable Power of Attorney has been entered into as of _______________, 2021.

KINGSCROWD, INC.

By:
Name:	Christopher Lustrino
Title:	President

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EXHIBIT A

OFFERED SHARES

Selling Shareholder	Class of Stock	Amount Owned Prior to the Offering	Amount Offered by Selling Stockholder	Amount Owned after the Offering
Christopher Lustrino	Class A Common Stock[1]	5,464,915	1,000,000	4,464,915

1. Includes 5,255,977 shares of Class A common stock and 208,939 restricted shares of Class A common stock that vest within 60 days of the date hereof.

EXHIBIT B

CONSENT OF SPOUSE

I confirm that I am the spouse of the Selling Stockholder. I confirm that I have read and understood the terms of the Irrevocable Power of Attorney and I consent to the terms thereof, including the sale of the shares of Common Stock.

Dated as of _________________, 2021

_________________________

(Signature of Spouse)

Name: